EXHIBIT 3.59

W. Fox McKeithen Secretary of State	ARTICLES OF ORGANIZATION (R.S. 12:1301)
	Domestic Limited Liability Company Enclose $60.00 filing fee Make remittance payable to Secretary of State Do not send cash	Return to:	Commercial Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sec.state.la.us

STATE OF Ohio	Check one:	☒ Business ☐ Nonprofit

PARISH/COUNTY OF Cuyahoga

1. The name of this limited liability company is: Jalou of St. Martin L.L.C.

2. This company is formed for the purpose of: (check one)

☒	Engaging in any lawful activity for which limited liability companies may be formed.

☐
(use for limiting activity)

3. The duration of this limited liability company is: (may be perpetual) Perpetual

4. Other provisions:

Signatures:

/s/ Stanley R. Gorom III
Stanley R. Gorom III, Incorporator

Sworn to and subscribe before me, the undersigned Notary Public, on this date:		[ILLEGIBLE]

	/s/ Jennifer L. Garberid	SEAL
Notary
Jennifer L. Garberid
Commission Expires 2/13/02

N/K/A [ILLEGIBLE]		(See instructions on back)